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                                                                    Exhibit 9.05
                   AMENDMENT NO. 2 dated as of December 11, 1996, to the
              MANAGEMENT STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT dated as of October 9, 1992, as amended by Amendment No. 1 dated as of July 3, 1996 (as so amended, the "Management Stockholders Agreement"), among BCP/ESSEX HOLDINGS INC. (as successor to B E ACQUISITION CORPORATION), a Delaware corporation (the "Company"), the MANAGEMENT PURCHASERS party thereto and BESSEMER HOLDINGS, L.P. (as successor in interest to BESSEMER CAPITAL PARTNERS,
              L.P.), a Delaware limited partnership.


         WHEREAS, the parties to the Management Stockholders Agreement wish to amend the Management Stockholders Agreement upon the terms and subject to the conditions set forth herein.


         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, each term used herein that is defined in the Management Stockholders Agreement shall have the meaning assigned thereto in the Management Stockholders Agreement.

         SECTION 2. AMENDMENT OF MANAGEMENT STOCKHOLDERS AGREEMENT. The Management Stockholders Agreement is hereby amended as follows:

         (a) The definition of "BCP Group" in Section 1.01 is amended by inserting the phrase ", PROVIDED that for purposes of this clause (B), the term BCP Affiliate shall not include the Company or any person controlled by the Company" immediately prior to the phrase "(collectively, "BCP Associates")".

         (b) The definition of "Fair Market Value" in Section 1.12 is amended by inserting the following clause immediately after the comma at the end of such
Section 1.12:

    "PROVIDED, HOWEVER, that in the event no sale of Common Stock to BCP, the Company or a Management Purchaser has

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    occurred during the two year period prior to the date described in clause
    (A), (B) or (C) above, as applicable, the value of shares of Common Stock shall be determined pursuant to clause (ii) above.".

         (c) The definition of "Initial Public Offering" in Section 1.15 is amended by deleting the phrase "of at least 20% of the sum of (i) the total number of shares of Common Stock of Holdings that are then outstanding and
(ii) the total number of shares of Common Stock of Holdings that are issuable pursuant to options, warrants or other rights or upon the conversion or exchange of any other securities then outstanding" and inserting in its place "of Common Stock of Holdings".

         (d) The definition of "Permitted Transferees" in Section 1.19 is amended by inserting the phrase ", his spouse, his lineal descendants, any other member of his family approved by the Board of Directors of the Company, a trust, the beneficiaries of which include only such Management Purchaser, his spouse, his lineal descendants and any other member of his family approved by the Board of Directors of the Company," immediately after the phrase "the Company" in clause (i) thereof.

         (e) The definition of "Retirement" in Section 1.24 is amended by deleting "65" and inserting in its place "60".

         (f) Article II is amended by inserting at the end thereof the following new Section 2.08:

              "SECTION 2.08. EXCLUSIONS; TERMINATION. (a) This Article II shall not apply to any sale of Common Stock to the Company in a transaction approved by the Board of Directors of the Company or any duly appointed committee thereof.

              (b) This Article II shall terminate 90 days following the Initial Public Offering.".

         (g) Section 3.01(b) is amended by deleting the last sentence thereof and inserting in its place the following sentence:

    "All calculations pursuant to this paragraph (i) shall include any shares of Common Stock issuable pursuant to employee stock options and (ii) shall exclude and

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                                                                               3

    ignore any shares of Common Stock issuable pursuant to warrants, options (other than employee stock options excluded in clause (i) above) and other rights pursuant to convertible or exchangeable securities.".

         (h)  Section 4.01(a) shall be amended and restated to read as follows:


         "(a) If, prior to the Initial Public Offering, a Management Purchaser's employment with the Company and its subsidiaries is terminated, then such Management Purchaser or his Estate (hereinafter sometimes collectively referred to as the "Purchaser's Group") shall have the right, subject to the provisions of Article V hereof, for one year following the date of termination of employment of the Management Purchaser, to sell to the Company (or its designee), and the Company (or its designee) shall be required to purchase (subject to the terms of Article V hereof), on one occasion from each member of the Purchaser's Group, all or a portion of the shares of Common Stock then held by such member. Such purchase shall be made (i) in the event of termination due to Retirement, Disability or death of such Management Purchaser, at a price equal to the Fair Market Value of such shares, and (ii) in the event of any other termination, at a price equal to the lesser of (A) the Fair Market Value of such shares and (B) the purchase price paid by such Management Purchaser for such shares."

         (i) Section 4.01(b) shall be amended by deleting the phrase "90 days (180 days in the event of death)" and inserting in its place "one year".

         (j) Section 4.04(a) shall be amended by deleting the phrase ", the Board may, in its sole discretion, allow such a sale pursuant to the provisions hereof" and inserting in its place "and such Hardship Transferor establishes to the reasonable satisfaction of the Board that a financial hardship does exist, the Board will allow such a sale pursuant to the provisions hereof".

         (k) Section 4.04(d) shall be amended by deleting the word "may" in the proviso thereof and inserting in its place "will".

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                                                                               4

         (l) Section 5.02 shall be amended by deleting in its entirety the last sentence of such paragraph and inserting in its place the following:

    "The Company shall have the right to pay the purchase price for the shares of Common Stock pursuant to Article II or IV hereof, by use of a Junior Subordinated Note only if there exists at such time or could reasonably be expected to exist (or the use of cash, or failure to use such Junior Subordinated Note as payment would result in or could reasonably be expected to result in) a Financing Default or a Violation.".

         (m) Article VII is amended by inserting at the end thereof the following new Section 7.18:

              "SECTION 7.18. TERMINATION. This Agreement (other than with respect to pending purchases and sales subject to this Agreement) shall terminate thirty days following BCP Group ceasing to have Beneficial Ownership of 14,000,000 shares of Common Stock (subject to adjustment for any stock split, stock combination, stock dividend or other non-cash distribution on such Common Stock).".

         SECTION 3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the law that might be applied under applicable principles of conflicts of law.

         SECTION 4. COUNTERPARTS; EFFECTIVENESS. The Amendment may be signed in any number of counterparts, each of which shall be an original and all of which together shall constitute the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 5. HEADINGS, ETC. The headings of the various sections of this Amendment are for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 6. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and

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                                                                               5

any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           BESSEMER HOLDINGS, L.P.,

                                             by KYLIX HOLDINGS, L.L.C., its
                                                general partner,

                                                by  DEMAREST CORPORATION,
                                                    a manager,

                                                    by  /s/ Robert D. Lindsay
                                                       ------------------------
                                                       Name:  Robert D. Lindsay
                                                       Title:  President


                                           THE MANAGEMENT PURCHASERS WHO ARE
                                           PARTIES TO THE MANAGEMENT
                                           SUBSCRIPTION AGREEMENT,

                                             by  /s/ Steven R. Abbott
                                                ------------------------
                                                Name:  Steven R. Abbott
                                                Title:  Attorney-in-Fact


                                           BCP/ESSEX HOLDINGS INC.,

                                             by  /s/ Steven R. Abbott
                                                ------------------------
                                                Name:  Steven R. Abbott
                                                Title:  President

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                                           BESSEMER HOLDINGS SPECIAL
                                           SITUATIONS, L.P.

                                             by  KYLIX HOLDINGS, L.L.C., its
                                                 general partner,

                                             by  DEMAREST CORPORATION,
                                                 a manager,

                                             by  /s/ Robert D. Lindsay
                                                ------------------------
                                                Name:  Robert D. Lindsay
                                                Title:  President